[Paul, Hastings, Janofsky & Walker LLP letterhead]

                                February 1, 2001


Charter Municipal Mortgage
  Acceptance Company
625 Madison Avenue
New York, New York  10022


Gentlemen:

             We have acted as counsel to Charter Municipal Mortgage Acceptance Company, a Delaware business trust (the "Company"), in connection with the filing by the Company of a registration statement (Form S-3) on the date hereof (the "Registration Statement").

             You have requested our opinion as to certain federal income tax issues with respect to the Company's treatment as a partnership for federal income tax purposes.

             Unless otherwise defined, all capitalized terms used but not defined herein shall have the same meaning as defined in the Registration Statement.

             In connection with the opinions rendered below, we have examined the following:

             1. the Company's amended and restated trust agreement (the "Trust Agreement");

             2.   the Registration Statement; and

             3. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

             In connection with the opinions rendered below, we have assumed that:


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Charter Municipal Mortgage Acceptance Company                   February 1, 2001




             I. each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

             II. during each taxable year, the Company has operated and will operate in such a manner that will make the representations contained in the Representation Letter, dated the date hereof, attached hereto and executed by the Managing Trustee of the Company (the "Representation Letter"), true for such years; and

             III. the Company will not make any amendments to its organizational documents after the date of this opinion that would affect the Company's treatment as a partnership for federal income tax purposes for any taxable year.

             In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Representation Letter.

             To the extent that any of the representations provided to us in the Representation Letter are with respect to matters set forth in the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations thereunder (the "Regulations"), we have reviewed with the individuals making such representation the relevant portion of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such representations.

             Based on the documents and assumptions set forth above, the representations set forth in the Representation Letter, and the discussion in the Registration Statement under the caption "Federal Income Tax Considerations" (which is incorporated herein by reference), we are of the opinion that:

             (A) although the issue is not free from doubt, the Company has been and is properly treated as a partnership for federal income tax purposes; and

             (B) the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion contained therein fairly summarizes the federal tax considerations that are material to a purchaser of common shares of the Company.

             With respect to our opinion in (a) above, interests in the Company will be publicly traded. Although a "publicly-traded partnership" is generally treated as a corporation for federal income tax purposes pursuant to the general rule of Code Section 7704, an exception is provided for

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Charter Municipal Mortgage Acceptance Company                   February 1, 2001




a publicly-traded partnership which derives 90 percent or more of its gross income for its taxable year from certain qualifying sources listed in Code
Section 7704(c). Such sources include, inter alia, interest income (other than interest dependent on the income or profits of any person) and gain from the sale or exchange of capital assets or assets used in a trade or business which produce interest income. However, taxable interest is not treated as qualifying income if it is derived in the conduct of a financial or insurance business. Based on representations made by the Company as to (i) its intention to act as an investor (and not as a dealer) with respect to its investments and that it has not, and will not, engage in a lending, banking, or similar business, (ii) its lack of employees actively engaged in the operations of the Company, (iii) its commitment not to register as an investment company pursuant to the Investment Company Act of 1940, not to be treated as a business development company or common trust fund, and not to elect to be treated as a corporation for income tax purposes, (iv) its intention to hold to maturity its direct and indirect interests in Revenue Bonds (or to dispose of such interests, including in securitization-type transactions, without realizing a material profit), (v) its intention to acquire any minority positions in Revenue Bonds as a means to raise capital, rather than to achieve a material profit, (vi) the fact that the value of minority positions will not represent more than 15% of the Company's total market value, and that it expects to sell less than 60 securities in any taxable year, (vii) the fact that in all years of the Company's existence at least 90% of its gross income, including tax-exempt interest, was, is and will be interest income (other than interest determined in whole or in part on the income or profits of any person, unless such interest qualifies for an exception set forth in Code Section 856(f)) and gain from the sale of Revenue Bonds and
(viii) the fact that the Company has not transferred, and will not transfer, Revenue Bonds other than to investment banks and broker-dealers, we have rendered the opinion in (a) above.

             We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Representation Letter. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for treatment as a partnership.

             The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to partnership classification. No assurance can be given that the law will not change in a way that will prevent the Company from being classified as a partnership for federal income tax purposes.

             We hereby consent to the references to Paul, Hastings, Janofsky & Walker LLP under the captions "Publicly traded partnership status," "The value of our common shares and our ability to make distributions of tax exempt income depends upon the application of tax laws," "Federal Income Tax Considerations" and "Legal Matters" in the Registration Statement.

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Charter Municipal Mortgage Acceptance Company                   February 1, 2001



             The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and, other than the shareholders of the Company, may not be relied upon for any purpose by any other person without our express written consent.


                                         Very truly yours,
                                     /s/ Paul, Hastings, Janofsky & Walker LLP






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